As filed with the Securities and Exchange Commission on June 7, 2013

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GARMIN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0229227
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Mühlentalstrasse 2 8200 Schaffhausen Switzerland +41 52 630 1600
(Address and Telephone Number of Principal Executive Offices)

Garmin Ltd. 2005 Equity Incentive Plan

(Full title of the plan)

Joshua H. Maxfield, Esq.

c/o Garmin International, Inc.

1200 East 151st Street

Olathe, Kansas 66062

(913) 397-8200

(Name, address and telephone number of agent for service)

Copy to:

Victoria R. Westerhaus, Esq. Stinson Morrison Hecker LLP 1201 Walnut Street, Suite 2900 Kansas City, Missouri 64106 (816) 842-8600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Registered Shares, CHF 10.00 par value	4,500,000	$35.015	$157,567,500.00	$21,492.21

(1)	Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h)(1) of the Securities Act of 1933, based on the average of the high and low prices of the Registered Shares as quoted on The NASDAQ Global Select Market on June 3, 2013.

EXPLANATORY NOTE

Pursuant to a registration statement on Form S-8 filed by Garmin Ltd., a Cayman Islands company ("Garmin Cayman"), with the United States Securities and Exchange Commission (the "SEC") on June 10, 2005 (Registration No. 333-125717), Garmin Cayman registered 5,000,000 common shares to be awarded to employees of Garmin Cayman pursuant to the Garmin Ltd. 2005 Equity Incentive Plan (the "Plan"). On August 15, 2006, Garmin Cayman effected a two-for-one stock split of its common shares (the "Stock Split"). Pursuant to footnote number one of Registration Statement No. 333-125717, 5,000,000 common shares were automatically registered under such registration statement upon consummation of the Stock Split. On June 27, 2010, each previously outstanding common share of Garmin Cayman was exchanged for one registered share of Garmin Ltd., a Swiss company (the "Company"), par value CHF 10.00 per share (the "Redomestication").

In connection with the Redomestication, the Company assumed the Plan, including the obligation to deliver shares under the Plan, for the outstanding awards issued thereunder. On June 28, 2010 the Company filed Post-Effective Amendment No. 1 to Form S-8 to adopt Registration Statement No. 333-125717 (filed June 10, 2005) as its own registration statement for all purposes under the Securities Act of 1933 and the Securities Exchange Act of 1934.

This registration statement is being filed to register 4,500,000 additional shares issuable under the Plan. Pursuant to General Instruction E to Form S-8, all of the contents of Registration Statement No. 333-125717 (filed June 10, 2005), as amended, are hereby incorporated by reference into this registration statement to the extent not modified or superseded by any subsequently filed document that is incorporated herein or therein.

The documents containing the information specified in "Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information" of Form S-8 will be sent or given to participants of the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the SEC either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 6. Indemnification of Directors and Officers

Although this area of law is unsettled in Switzerland, the Company believes, based on the interpretation of leading Swiss legal scholars, which is a persuasive authority in Switzerland, that, under Swiss law, the Company may indemnify the members of its board of directors and its officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the member of the board of directors or officer concerned. Article 28 of the Company’s Articles of Association make indemnification of members of the board of directors and officers and advancement of expenses to defend claims against members of the board of directors and officers mandatory on the part of the Company to the fullest extent allowed by Swiss law. Swiss law permits the Company, or each member of the board of directors or officer individually, to purchase and maintain insurance on behalf of such members of the board of directors and officers. The Company has obtained such insurance from third party insurers.

Item 8. Exhibits

The following Exhibits are filed as a part of this registration statement

Exhibit Number	Description

3.1	Articles of Association of Garmin Ltd. (incorporated by reference from Exhibit 3.1 of the Company's Form 8-K filed on June 28, 2010)

5.1	Opinion of KPMG AG regarding the legality of the securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of KPMG AG (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Garmin Ltd. 2005 Equity Incentive Plan (incorporated by reference from Schedule 1 to the Company's Definitive Proxy Statement filed with the SEC on April 22, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on June 7, 2013.

GARMIN LTD.

By:	/s/ Clifton A. Pemble
Name: Clifton A. Pemble
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Clifton A. Pemble, Kevin Rauckman and Andrew R. Etkind and each of them, the undersigned's true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Clifton A. Pemble	Chief Executive Officer, President and Director	June 7, 2013
Clifton A. Pemble	(principal executive officer)

/s/ Kevin Rauckman	Chief Financial Officer and Treasurer (principal	June 7, 2013
Kevin Rauckman	accounting and financial officer)

/s/ Donald H. Eller	Director	June 7, 2013
Donald H. Eller

/s/ Joseph J. Hartnett	Director	June 7, 2013
Joseph J. Hartnett

/s/ Min H. Kao	Director	June 7, 2013
Min H. Kao

/s/ Charles W. Peffer	Director	June 7, 2013
Charles W. Peffer

/s/ Thomas Poberezny	Director	June 7, 2013
Thomas Poberezny

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Association of Garmin Ltd. (incorporated by reference from Exhibit 3.1 of the Company's Form 8-K filed on June 28, 2010)

5.1	Opinion of KPMG AG regarding the legality of the securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of KPMG AG (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Garmin Ltd. 2005 Equity Incentive Plan (incorporated by reference from Schedule 1 to the Company's Definitive Proxy Statement filed with the SEC on April 22, 2013)